As filed with the Securities and Exchange Commission on May 1, 2019
Registration No. 333-228574

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)

Montana	6022	81-0331430
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

401 North 31st Street
Billing, Montana 59101
(406) 255-5390
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)

Kevin P. Riley
President and Chief Executive Officer
401 North 31st Street
Billing, Montana 59116
(406) 255-5390
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
Agent for Service)

Copies to:

Lawrence M.F. Spaccasi, Esq.	Kirk D. Jensen, Esq.
Scott A. Brown, Esq.	Executive Vice President, General Counsel
Luse Gorman, PC	and Corporate Secretary
5335 Wisconsin Avenue, N.W., Suite 780	First Interstate BancSystem, Inc.
Washington, D.C. 20015	401 North 31st Street
Phone: (202) 274-2000	Billings, Montana 59116
Phone: (406) 255-5390

Approximate date of commencement of proposed sale to the public: The merger of Idaho Independent Bank with and into First Interstate Bank, pursuant to the merger agreement by and among First Interstate BancSystem, Inc. (the “Company”), First Interstate Bank and Idaho Independent Bank, dated October 11, 2018, was consummated on April 8, 2019. The Company is hereby amending this Registration Statement to deregister 173,880 shares of its Class A common stock, no par value, which were issuable to the stockholders of Idaho Independent Bank in connection with the merger of Idaho Independent Bank with and into First Interstate Bank.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)          ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)          ☐

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-228574) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

In accordance with the undertaking of First Interstate BancSystem, Inc. (the “Company”) set forth in the Registration Statement on Form S-4 (File No. 333-228574), effective on February 5, 2019, the Company is filing this Post-Effective Amendment No. 1 to deregister 173,880 shares of its Class A common stock, no par value, previously registered under the Securities Act of 1933 pursuant to the Registration Statement, issuable to the stockholders of Idaho Independent Bank in connection with the merger of Idaho Independent Bank with and into First Interstate Bank, pursuant to the merger agreement by and among the Company, First Interstate Bank and Idaho Independent Bank.

Pursuant to the Registration Statement on Form S-4, 4,045,302 shares of the Company’s Class A common stock were registered to be issued to the stockholders of Idaho Independent Bank in connection with the merger. Upon the consummation of the merger, the Company issued 3,871,422 of these shares to the stockholders of Idaho Independent Bank. Therefore, in accordance with the undertaking mentioned above, the Company hereby deregisters the remaining 173,880 shares of the Company’s Class A common stock previously registered pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement No. 333-228574 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billings, State of Montana, on May 1, 2019.

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ Kevin P. Riley
Kevin P. Riley
President, Chief Executive Officer and Director
(Duly Authorized Representative)

 Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement No. 333-228574 has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Kevin P. Riley Kevin P. Riley	President, Chief Executive Officer and Director (Principal Executive Officer)	May 1, 2019

/s/ Marcy D. Mutch Marcy D. Mutch	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2019

* James R. Scott	Chairman of the Board

* Steven J. Corning	Director

* Dana L. Crandall	Director

* William B. Ebzery	Director

* Charles E. Hart, M.D., M.S.	Director

* John M. Heyneman, Jr.	Director

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Signatures	Title	Date

* David L. Jahnke	Director

* Dennis L. Johnson	Director

* Ross E. Leckie	Director

* Patricia L. Moss	Director

* James R. Scott, Jr.	Director

* Jonathan R. Scott	Director

* Teresa A. Taylor	Director

* Peter I. Wold	Director
_______________
*	Pursuant to Power of Attorney previously filed with the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on November 28, 2018.

By:	/s/ Kevin P. Riley	May 1, 2019
Kevin P. Riley
Attorney-in-fact

By:	/s/ March D. Mutch	May 1, 2019
Marcy D. Mutch
Attorney-in-fact

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